3: SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2003

Commission file Number: 0-17321

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TOR MINERALS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Delaware	74-2081929
(State or other jurisdiction of corporation)	(I.R.S. Employer Identification No.)

722 Burleson

Corpus Christi, Texas 78402

(Address of principal executive offices and zip code)

(361) 883-5591

(Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

The Registrant files herewith the Exhibit listed in Item 7 below.

ITEM 7. EXHIBITS

The following exhibit is furnished in accordance with 601 of Regulation S-K: 99.1 Press release.

EXHIBIT

TOR MINERALS INTERNATIONAL

ANNOUNCES MALAYSIAN PLANT UPGRADE

CORPUS CHRISTI, TX, JANUARY 06, 2003 - TOR Minerals International (Nasdaq TORM), announced plans to upgrade its Malaysian Synthetic Rutile plant with technology and equipment that will allow significant savings in the cost of producing synthetic rutile ("SR") as well as allow an increase in capacity. Richard Bowers, President and CEO, said that as part of a program to commit the sale of significant quantities of synthetic rutile to a major titanium pigment producer, the company is upgrading the plant in Ipoh, Malaysia. The first phase of construction is underway and will conclude at the end of the First quarter of 2003 at which time TOR will produce the 10,000 tons of SR already contracted for by its new customer and a similar quantity for its own consumption.

There will be ongoing process modification that should allow for the production and sale of at least 30,000 tons of SR to a third party in subsequent years. Mr. Bowers indicated he believed that the long term supply contract referred to in TOR's October 9, 2002 release would be completed within the current quarter.

Based in Corpus Christi, Texas, TOR Minerals manufacturers pigments in Corpus Christi, Malaysia and the Netherlands which are marketed worldwide.

This statement includes forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the risks of a general business slow down or recession, raw materials and labor, competition, advances in technology and other factors.

Further Information Contact:

Richard L. Bowers, President and CEO

361/883-5591 Ext. 47

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: January 8, 2003	RICHARD BOWERS
Richard Bowers
President and CEO

Date: January 8, 2003	BARBARA RUSSELL
Barbara Russell, Controller
(Principal Accounting Officer)